Exhibit 99.1
Omniture Co-Founder John Pestana to Resign Position
as Executive Vice President
Web Analytics and Online Marketing Veteran Will Continue to Serve on Board of Directors
OREM, Utah — March 28, 2007 — Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced that John Pestana, co-founder and executive vice president, plans to resign effective November 15, 2007. John will be leaving Omniture to pursue other interests and opportunities. He will transition his responsibilities over the next several months and following his resignation will continue to serve on the Omniture Board of Directors.
John co-founded Omniture in 1996 with CEO Josh James while attending Brigham Young University. “Being a part of Omniture’s success and growth has been an extremely rewarding journey, and I’ve been thrilled to have played a part over the last 10 plus years,” said John Pestana. “The company is growing, our product portfolio is expanding, and I have great confidence in the company’s future prospects. Although I will continue as an active board member, I feel the time is right for me to move on to other interests.”
“John and I started this business together nearly 11 years ago. During that time, Omniture has achieved many significant milestones, including: recognition by Inc. 500 and Deloitte Technology Fast 500 as one of the fastest growing companies for four consecutive years; building a customer base of over 2,000 companies worldwide; and growing the company to more than 475 employees,” said Josh James, CEO and co-founder, Omniture. “Omniture has a great culture of people who are committed to the success of our wonderful, passionate customers, and we continue to believe we have a large opportunity ahead of us. John has provided invaluable assistance in building the organization, especially during the formative years. On behalf of Omniture’s customers, board of directors, stockholders, and employees, we thank him for his many contributions. We will continue to leverage his knowledge and expertise as a valuable member of our Board, and wish him the best in his future endeavors.”
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University™. Omniture’s more than 2,000 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Countrywide Financial, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our leadership in the market for on-demand, online business optimization software and the future prospects for our business. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the risks described in Omniture’s annual report on Form 10-K for the period ended December 31, 2006 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on the Investor Relations section of our website at http://www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.